EX-99.B-77Q1(a)(d)

                           UNITED VANGUARD FUND, INC.

SUB-ITEM 77Q1       Exhibits
(a) and (d)

                             ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                           UNITED VANGUARD FUND, INC.

     United Vanguard Fund, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  That the Board of Directors of the Corporation, at a meeting held on February 9, 2000, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

     SECOND:  The capital stock of the Corporation is divided into series and classes and there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as set forth in the Corporation's Articles of Incorporation and Articles Supplementary.

     THIRD:  Pursuant to the authority vested in the Board of Directors of the

Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Six Hundred Million (600,000,000) shares of capital stock, (par value $1.00 per share), amounting in the aggregate to a par value of Six Hundred Million Dollars ($600,000,000.00). Such shares have heretofore been classified by the Board of Directors of the Corporation as follows:

     Class A                  300,000,000 shares
     Class B                    50,000,000 shares
     Class C                    50,000,000 shares
     Class Y                  200,000,000 shares

     FOURTH:  Pursuant to the authority vested in the Board of Directors of the

Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the classes of the Corporation as follows:

     Class A                  350,000,000 shares
     Class B                    50,000,000 shares
     Class C                    50,000,000 shares
     Class Y                  150,000,000 shares

     The aggregate number of shares of all classes of stock of the Corporation remains at Six Hundred Million (600,000,000) shares of capital stock, the par value remains $1.00 per share, and the aggregate value of all authorized stock remains Six Hundred Million Dollars ($600,000,000.00).

     FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles Supplementary on behalf of the Corporation this 18th day of February, 2000.

                                   /s/Kristen A. Richards
                                   ----------------------
                                   Kristen A. Richards, Vice President


Attest: /s/Daniel C. Schulte
     ------------------------
       Daniel C. Schulte, Assistant Secretary

     The undersigned, Vice President of United Vanguard Fund, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         UNITED VANGUARD FUND, INC.



                         By:  /s/Kristen A. Richards
                              ----------------------
                              Kristen A. Richards, Vice President